                                                                  EXHIBIT 99.1








                           CLEMCO, INC. AND SUBSIDIARY

                        Consolidated Financial Statements

                           December 31, 1998 and 1997

                    With Independent Auditors' Report Thereon

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Clemco, Inc.:


We have audited the accompanying consolidated balance sheets of Clemco, Inc. and subsidiary (collectively, the "Company") as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Clemco, Inc. and subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.


                                               /S/ KPMG LLP

Atlanta, Georgia
March 19, 1999, except as to
  note 13, which is as of
  April 27, 1999

                           CLEMCO, INC. AND SUBSIDIARY

                           Consolidated Balance Sheets

                           December 31, 1998 and 1997

                                 ASSETS (NOTE 5)                                         1998                  1997
                                                                                  -----------------     -----------------
Current assets:
    Cash and cash equivalents                                                     $    2,133,406               763,152
    Trade accounts receivable, net of allowance for
       doubtful accounts of $8,981 in 1998 and
       $2,200 in 1997                                                                    228,074               334,405
    Unbilled costs and accrued earnings on uncompleted
       contracts (note 3)                                                                241,361                15,755
    Other current assets                                                                  93,676                67,200
                                                                                  -----------------     -----------------

          Total current assets                                                         2,696,517             1,180,512
Property and equipment, net (note 2)                                                     376,323               272,480
Goodwill, net of accumulated amortization of
    $532,382 in 1998 and $409,524 in 1997                                                 81,904               204,762
Other assets                                                                              23,132                   630




                                                                                  -----------------     -----------------

                                                                                  $    3,177,876             1,658,384
                                                                                  =================     =================

                    LIABILITIES AND SHAREHOLDERS' DEFICIT                                 1998                  1997
                                                                                    -----------------     -----------------
Current liabilities:
    Obligation to financial institution (note 4)                                    $      149,720                  --
    Current installments of long-term debt and obligations
       under capital leases (note 5)                                                       123,528                93,696
    Accounts payable                                                                       179,846                35,874
    Obligation under consulting agreement (note 10(b))                                     144,633                  --
    Billings in excess of costs and accrued earnings on
       uncompleted contracts (note 3)                                                      712,116               362,943
    Deferred revenue                                                                        38,499                  --
    Other accrued expenses (note 7)                                                        179,100               296,063
                                                                                    -----------------     -----------------
                    Total current liabilities                                            1,527,442               788,576
Long-term debt and obligations under capital leases,
    excluding current installments (note 5)                                                 71,293               149,472
Obligation under consulting agreement (note 10(b))                                            --                 177,928
                                                                                    -----------------     -----------------
                    Total liabilities                                                    1,598,735             1,115,976
                                                                                    -----------------     -----------------

Series A convertible preferred stock, no par value (unaccrued liquidation preference of $1,811,999 at December 31, 1998);
    redeemable; authorized 3,000,000 shares; 2,936,508 shares
    issued and outstanding (note 8)                                                      1,803,599             1,646,443
Series B convertible preferred stock, no par value (unaccrued liquidation preference of $1,877,086 at December 31, 1998);
    redeemable; authorized 2,097,585 shares; 1,979,938 shares issued
    and outstanding (note 8)                                                             1,868,384             1,705,854
Series C convertible preferred stock, no par value (unaccrued liquidation preference of $500,000 at December 31, 1998);
    redeemable; authorized 416,667 shares; 416,667 shares issued
    and outstanding at December 31, 1998 (note 8)                                          500,000                   --
Series D convertible preferred stock, no par value (unaccrued liquidation preference of $3,265,137 at December 31, 1998);
    redeemable; authorized 5,103,743 shares; 3,015,848 shares
    issued and outstanding at December 31, 1998 (note 8)                                 3,250,000                  --
Shareholders' deficit (note 9):
    Common stock, no par value.  Authorized 50,000,000 shares;
       5,283,300 shares and 5,264,550 shares issued and
       outstanding at December 31, 1998 and 1997, respectively                             504,785               502,910
    Additional paid-in capital                                                             126,100                30,000
    Accumulated deficit                                                                 (6,387,060)           (3,242,799)
                                                                                    -----------------     -----------------
                                                                                        (5,756,175)           (2,709,889)
    Less note receivable from employee for common stock                                    (86,667)             (100,000)
                                                                                    -----------------     -----------------
                    Total shareholders' deficit                                         (5,842,842)           (2,809,889)
Commitments and contingencies (notes 9 and 10)
                                                                                    -----------------     -----------------

                                                                                    $    3,177,876             1,658,384
                                                                                    =================     =================

See accompanying notes to consolidated financial statements.

                           CLEMCO, INC. AND SUBSIDIARY

                      Consolidated Statements of Operations

                  Years ended December 31, 1998, 1997, and 1996

                                                                           1998             1997            1996
                                                                      ---------------  ---------------  --------------
Revenues (note 12)                                                    $  1,785,976        1,287,844       1,716,682
Salaries, wages, and benefits                                            2,316,536        1,933,547       1,387,042
Other operating expenses                                                 1,968,757        1,581,439         720,950
Depreciation and amortization                                              245,851          221,235         210,058
                                                                      ---------------  ---------------  --------------
                    Operating loss                                      (2,745,168)      (2,448,377)       (601,368)
Interest expense                                                          (110,043)         (63,836)        (23,472)
Other income (expense), net                                                 30,636            6,480          (1,378)
                                                                      ---------------  ---------------  --------------
                    Loss before income taxes                            (2,824,575)      (2,505,733)       (626,218)

Income tax benefit (note 6)                                                   --               --            93,377
                                                                      ---------------  ---------------  --------------
                    Net loss                                            (2,824,575)      (2,505,733)       (532,841)

Accretion of discount on convertible preferred stock                      (319,686)        (168,794)         --
                                                                      ---------------  ---------------  --------------
                    Net loss attributable to common stock             $ (3,144,261)      (2,674,527)       (532,841)
                                                                      ===============  ===============  ==============
Net loss per common share - basic and diluted                                (0.60)           (0.53)          (0.12)
                                                                      ===============  ===============  ==============
Shares used in the calculation of net loss per common
    share - basic and diluted                                            5,268,424        5,042,998       4,546,703
                                                                      ===============  ===============  ==============

See accompanying notes to consolidated financial statements.

                           CLEMCO, INC. AND SUBSIDIARY

                Consolidated Statements of Shareholders' Deficit

                  Years ended December 31, 1998, 1997, and 1996

                                                                                                     NOTE RECEIVABLE
                                                         COMMON STOCK        ADDITIONAL                   FROM           TOTAL
                                                  ------------------------    PAID-IN    ACCUMULATED  EMPLOYEE FOR   SHAREHOLDERS'
                                                      SHARES       AMOUNT     CAPITAL      DEFICIT    COMMON STOCK  EQUITY (DEFICIT)
                                                  ------------  ----------  ----------  -------------  -----------  ---------------
Balance at December 31, 1995                        4,500,000   $ 350,000        --          (35,431)        --          314,569
Issuance of common stock to employee in                                                                                     --
    exchange for note receivable from employee        500,000     100,000        --           --         (100,000)        --
Net loss                                                 --          --          --         (532,841)        --         (532,841)
                                                  ------------  ----------  ----------  -------------  -----------  -------------
Balance at December 31, 1996                        5,000,000     450,000        --         (568,272)    (100,000)      (218,272)
Issuance of common stock award to employee            264,550      52,910        --           --             --           52,910
Issuance of preferred stock purchase warrants            --          --        30,000         --             --           30,000
Accretion of discount on convertible
    preferred stock                                      --          --          --         (168,794)        --         (168,794)
Net loss                                                 --          --          --       (2,505,733)        --       (2,505,733)
                                                  ------------  ----------  ----------  -------------  -----------  -------------
Balance at December 31, 1997                        5,264,550     502,910      30,000     (3,242,799)    (100,000)    (2,809,889)

Exercise of stock options                              18,750       1,875        --           --             --            1,875
Accretion of discount on convertible
    preferred stock                                      --          --          --         (319,686)        --         (319,686)
Payment on note receivable from employee                 --          --          --           --           13,333         13,333
Issuance of common stock purchase warrants               --          --        96,100         --             --           96,100
Net loss                                                 --          --          --       (2,824,575)        --       (2,824,575)
                                                  ============  ==========  ==========  =============  ===========  =============
Balance at December 31, 1998                        5,283,300   $ 504,785     126,100     (6,387,060)     (86,667)    (5,842,842)
                                                  ============  ==========  ==========  =============  ===========  =============

See accompanying notes to consolidated financial statements.

                           CLEMCO, INC. AND SUBSIDIARY

                      Consolidated Statements of Cash Flows

                  Years ended December 31, 1998, 1997, and 1996

                                                                                1998                1997               1996
                                                                         ------------------  ------------------  ----------------
Cash flows from operating activities:
    Net loss                                                             $    (2,824,575)         (2,505,733)         (532,841)
    Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                              245,851             221,235           210,058
      Compensation expense resulting from common stock award                        --                52,910              --
      Deferred income taxes                                                         --                  --             (71,227)
      Noncash interest expense                                                    64,100              30,000              --
      Loss on disposal of property and equipment                                   5,430                --                --
      (Increase) decrease in:
         Trade accounts receivable                                               106,331            (182,219)          282,817
         Unbilled costs and accrued earnings on uncompleted contracts           (225,606)            166,418          (177,165)
         Other assets                                                            (48,978)            (12,282)           (3,727)
      Increase (decrease) in:
         Accounts payable and other accrued expenses                              63,061              97,077           121,942
         Deferred revenue                                                         38,499                --                --
         Billings in excess of costs and accrued earnings on
          uncompleted contracts                                                  349,173             267,095           (10,083)

                                                                         ------------------  ------------------  ----------------
                 Net cash used in operating activities                        (2,226,714)         (1,865,499)         (180,226)
                                                                         ------------------  ------------------  ----------------
Cash flows used in investing activities - capital expenditures                  (176,112)           (122,968)          (78,233)
                                                                         ------------------  ------------------  ----------------
Cash flows from financing activities:
    Borrowing from financial institution                                         149,720                --                --
    Borrowings (repayments) of note payable to bank                                 --               (80,000)           80,000
    Payments of obligation under consulting agreement                            (33,295)            (22,592)          (29,023)
    Proceeds from borrowings under long-term debt                                450,000             670,000           250,000
    Proceeds from repayment of note receivable from employee                      13,333                --                --
    Principal repayments on long-term debt and obligations under
     capital leases                                                             (104,501)            (74,951)          (64,964)
    Proceeds from stock options exercised                                          1,875                --                --
    Proceeds from sale of Series A convertible preferred stock                      --             1,247,131              --
    Proceeds from sale of Series B convertible preferred stock                      --             1,000,000              --
    Proceeds from sale of Series C convertible preferred stock                   500,000                --                --
    Proceeds from sale of Series D convertible preferred stock                 2,795,948                --                --

                                                                         ------------------  ------------------  ----------------
                 Net cash provided by financing activities                     3,773,080           2,739,588           236,013
                                                                         ------------------  ------------------  ----------------
                 Increase (decrease) in cash and cash equivalents              1,370,254             751,121           (22,446)

Cash and cash equivalents at beginning of year                                   763,152              12,031            34,477
                                                                         ------------------  ------------------  ----------------
Cash and cash equivalents at end of year                                 $     2,133,406             763,152            12,031
                                                                         ==================  ==================  ================
Supplemental disclosures of cash flow information:
    Cash paid during the year for interest                               $       110,325              23,696            20,664
                                                                         ==================  ==================  ================
    Significant noncash financing activities:
      Capital expenditures financed under capital lease obligations      $        56,154              93,667              --
                                                                         ==================  ==================  ================
      Accretion of discount on convertible preferred stock               $       319,686             168,794              --
                                                                         ==================  ==================  ================
      Issuance of common stock warrant for professional services         $        32,000                --                --
                                                                         ==================  ==================  ================
      Issuance of Series A convertible preferred stock in
       satisfaction of notes payable, including accrued interest         $          --               253,425              --
                                                                         ==================  ==================  ================
      Issuance of Series B convertible preferred stock in
       satisfaction of notes payable, including accrued interest         $          --               682,947              --
                                                                         ==================  ==================  ================
      Issuance of Series D convertible preferred stock in
       satisfaction of notes payable, including accrued interest         $       454,052              --                --
                                                                         ==================  ==================  ================
      Issuance of common stock to employee in exchange for note
       receivable                                                        $          --                  --             100,000
                                                                         ==================  ==================  ================

See accompanying notes to consolidated financial statements.

                           CLEMCO, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997



(1) BUSINESS, BASIS OF PRESENTATION, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A)  BUSINESS AND BASIS OF PRESENTATION

          The consolidated financial statements include the accounts of Clemco, Inc. and its wholly owned subsidiary, Conduit Software, Inc. (collectively, the "Company"). Significant intercompany accounts and transactions have been eliminated in consolidation. Clemco, Inc. was incorporated in the State of Georgia on August 25, 1994 for the purpose of acquiring the common stock of Information Management, Inc. On April 30, 1997, the Articles of Incorporation of Information Management, Inc. were amended to change its name to Conduit Software, Inc.

          The Company develops and markets human resource software applications and products and provides services to a variety of commercial businesses. The market for human resource software applications and products is characterized by significant risk as a result of rapid changes in technology, fierce competition from companies with significantly greater financial resources than the Company, and frequent new product introductions. Changing technology, increasing competition, or other developments in the market for the Company's applications and products could have an adverse effect on the Company's financial position and results of operations.

     (B)  REVENUE RECOGNITION

          The Company's revenues are derived primarily from licensing software and providing services to customers under fixed price and time-and-materials customer contracts. Revenues from fixed-price contracts are recognized using the percentage-of-completion method, measured by the percentage of labor hours incurred to date to estimated total labor hours for each contract. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Revenues derived from contracts to provide services on a time-and-materials basis are recognized as the related services are performed.

          The asset "unbilled costs and accrued earnings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The liability "billings in excess of costs and accrued earnings on uncompleted contracts" represents billings in excess of revenues recognized.

     (C)  CASH AND CASH EQUIVALENTS

          Cash and cash equivalents includes amounts on deposit with a commercial bank. The Company classifies all highly liquid investments with original maturities of three months or less as cash and cash equivalents.

                           CLEMCO, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


     (D)  PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets as follows:

               Computer equipment                             5 years
               Furniture, fixtures, and office equipment    5-7 years
               Software                                       3 years

          Amortization of assets held under capital leases is included in depreciation and amortization. Assets held under capital leases are amortized using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter.

     (E)  GOODWILL

          Goodwill represents the excess of the cost over the fair value of the assets acquired related to Clemco, Inc.'s 1994 acquisition of Information Management, Inc. Goodwill is being amortized using the straight-line method over a period of five years. The carrying value of goodwill is reviewed by the Company for impairment which is recognized when the expected undiscounted future net cash flows derived from the business that resulted in such goodwill is less than the carrying value of the goodwill. If the Company's review indicates a potential impairment, the Company uses fair value in determining the amount that should be recognized.

     (F)  INCOME TAXES

          The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (G)  USE OF ESTIMATES

          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and revenues and expenses for the reporting period to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                           CLEMCO, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


     (H)  STOCK COMPENSATION PLANS

          The Company accounts for its stock option plan in accordance with the provisions of Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS No. 123"), which encourages entities to recognize as compensation expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures required by SFAS No. 123.

     (I)  COMPREHENSIVE INCOME

          No statements of comprehensive income have been included in the accompanying financial statements since the Company has no "other comprehensive income" to report.

     (J)  NET LOSS PER SHARE OF COMMON STOCK

          On December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE ("SFAS 128"), which prescribes the calculation methodology and financial reporting requirements for basic and diluted earnings per share. Basic earnings
          (loss) per common share available to common shareholders are based on the weighted-average number of common shares outstanding. Diluted earnings (loss) per common share available to common shareholders are based on the weighted-average number of common shares outstanding and dilutive potential common shares, such as dilutive stock options. The computation of potential common shares was antidilutive in each of the periods presented; therefore, the amounts reported for basic and diluted are the same.

     (K)  INDUSTRY SEGMENT

          On January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. The Company operates and manages its business in one segment, that being a software and services company that develops, markets, and supports human resource software applications to a variety of commercial businesses.

                           CLEMCO, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


(2)  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31, 1998 and 1997:

                                                                              1998           1997
                                                                          -----------    ------------
           Computer equipment                                             $ 301,998         159,308
           Furniture, fixtures, and office equipment                        175,450         146,120
           Software                                                         176,639         123,322
                                                                          -----------    ------------
                                                                            654,087         428,750
           Less accumulated depreciation and amortization                   277,764         156,270
                                                                          -----------    ------------

                                                                          $ 376,323         272,480
                                                                          ===========    ============

     Property and equipment includes assets held under capital lease arrangements at December 31, 1998 and 1997 as follows:

                                                                              1998           1997
                                                                          -----------    ------------
           Assets held under capital leases                               $ 151,819          95,665
           Less accumulated amortization                                     45,707          15,266
                                                                          -----------    ------------

                                                                          $ 106,112          80,399
                                                                          ===========    ============

(3)    COSTS AND ACCRUED EARNINGS ON UNCOMPLETED CONTRACTS

       Costs and accrued earnings on uncompleted contracts at December 31, 1998 and 1997 are summarized as follows:

                                                                            1998              1997
                                                                       --------------    -------------
           Cumulative costs incurred and accrued
               earnings on uncompleted contracts                       $  1,512,782           58,544
           Less cumulative billings                                       1,983,537          405,732
                                                                       --------------    -------------

                                                                       $   (470,755)        (347,188)
                                                                       ==============    =============

     These amounts are shown in the accompanying consolidated balance sheets as follows:

                                                                            1998             1997
                                                                        -------------    -------------
           Unbilled costs and accrued earnings
               on uncompleted contracts                                 $   241,361           15,755
           Billings in excess of costs and accrued
               earnings on uncompleted contracts                           (712,116)        (362,943)
                                                                        -------------    -------------

                                                                        $  (470,755)        (347,188)
                                                                        =============    =============

                           CLEMCO, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


(4)  OBLIGATION TO FINANCIAL INSTITUTION

     In August 1998, the Company borrowed $149,720 from a financial institution collateralized by the Company's right to receive $187,150 in future amounts due to the Company under a sales contract. The obligation accrues interest at 2% per month, has a final maturity date of March 30, 1999, and requires the Company to make payment to the financial institution upon customer default or if any invoiced amount to the customer is outstanding more than 90 days from the date of invoice.


(5)  LONG-TERM DEBT AND OBLIGATIONS UNDER CAPITAL LEASES

     The Company's long-term debt and obligations under capital leases at December 31, 1998 and 1997 is summarized as follows:

                                                                                            1998            1997
                                                                                         -----------     ------------
           Notepayable to Bryan C. Toney, due in 60 equal monthly installments of principal and interest of $6,930, interest at 7.0%, final payment due December 31, 1999, secured by substantially all assets of Conduit Software, Inc. and a personal guarantee of a
               major shareholder                                                         $  80,096          154,792
           Capital lease obligation for furniture and fixtures, with equal monthly payments of $1,594, effective interest at 14.52%,
               due through June 2002                                                        52,255           62,936
           Capital lease obligation for computer equipment, with equal monthly payments of $1,208, effective interest rate of 19.88%,
               due through May 2001                                                         29,639               --
           Capital lease obligation for office equipment, with equal monthly payments of $925, effective interest rate of 14%, due through
               August 2000                                                                  17,121           25,440
           Capital lease obligation for furniture and fixtures with equal monthly payments of $995, effective interest at 19.28%, due
               through May 2000                                                             15,710               --
                                                                                         -----------     ------------
                    Total long-term debt and obligations under capital leases              194,821          243,168

               Less current installments                                                   123,528           93,696
                                                                                         -----------     ------------
                      Long-term debt and obligations under capital
                        leases, excluding current installments                           $  71,293          149,472
                                                                                         ===========     ============

                           CLEMCO, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


       Future minimum annual payments on long-term debt and obligations under capital leases for the next five years and in the aggregate are summarized as follows:

                                                                LONG-TERM             CAPITAL
                       YEAR ENDING DECEMBER 31,                   DEBT                 LEASES             TOTAL
                       ------------------------                 ---------            ---------          ---------
             1999                                               $ 80,096               58,870            138,966
             2000                                                     --               47,567             47,567
             2001                                                     --               25,512             25,512
             2002                                                     --                9,586              9,586
             2003                                                     --                   --                 --
                                                                  ------             --------           --------

                      Total payments                            $ 80,096              141,535            221,631
                                                                  ======

             Less amounts representing interest                                        26,810             26,810
                                                                                     --------           --------

                                                                                  $   114,725            194,821
                                                                                     ========            =======
             Future minimum annual payments
               under long-term debt and obligations
             under capital leases for 1999                                        $   138,966
             Less amounts representing interest
               under capital leases                                                    15,438
                                                                                     --------
             Current installments of long-term debt
               and obligations under capital leases                               $   123,528
                                                                                     ========

(6)  INCOME TAXES

     The provision for income taxes includes income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future and any increase or decrease in the valuation allowance for deferred income tax assets.

     The components of income tax benefit are as follows:

                                                                1998       1997         1996
                                                              --------   --------    ----------

                     Current benefit:
                         Federal                              $ --         --           16,039
                         State                                  --         --            6,111
                                                              --------   --------    ----------
                                                                --          --          22,150
                                                              --------   --------    ----------

                     Deferred benefit:
                         Federal                                --         --           62,095
                         State                                  --         --            9,132
                                                              --------   --------    ----------
                                                                 --          --         71,227
                                                              --------   --------    ----------

                                                              $  --         --          93,377
                                                              ========   ========    ==========

                           CLEMCO, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997



     The following is a summary of the difference between the income taxes shown in the consolidated statements of operations and the income taxes that would result from applying the statutory Federal income tax rate of 34% to loss before income taxes:

                                                                      1998              1997             1996
                                                                  -------------     -------------    -------------
           Income tax benefit at statutory Federal
               income tax rate                                    $  (960,356)         (851,949)       (212,914)
           (Increase) decrease in income tax benefit
               resulting from:
                 State income tax benefit, net of
                   Federal income tax effect                         (117,715)         (101,299)        (10,060)
                 Nondeductible items                                   36,274            60,357          79,715
                 Research credit generated                            (20,000)          (15,237)             --
                 Other, net                                           (60,461)          (56,928)             --
                 Increase in valuation allowance
                   for deferred income tax assets                   1,122,258           965,056          49,882
                                                                  -------------     -------------    -------------

                     Actual income tax benefit                    $        --                --         (93,377)
                                                                  =============     =============    =============

     The tax effects of temporary differences that give rise to deferred income tax assets and deferred income tax liabilities at December 31, 1998 and 1997 are presented below:

                                                                                1998                1997
                                                                           ---------------     ----------------
           Deferred income tax assets:
               Conversion to cash basis for income
                 tax reporting                                             $    205,607               97,641
               Net operating loss carryforwards                               1,895,017              909,566
               Research credit carryforwards                                     46,777               26,777
               Depreciation                                                       5,761                   --
                                                                           ---------------     ----------------
                                                                           ---------------     ----------------
                      Gross deferred income tax assets                        2,153,162            1,033,984

           Valuation allowance                                               (2,153,162)          (1,030,904)
                                                                           ---------------     ----------------
                      Net deferred income tax assets                                 --                3,080

           Deferred income tax liability - depreciation                              --               (3,080)
                                                                           ---------------     ----------------

                      Net deferred income tax asset (liability)            $         --                   --
                                                                           ===============     ================


     Under the asset and liability method, deferred income tax assets and liabilities are recognized for differences between the financial statement carrying amounts and the income tax bases of assets and liabilities which will result in future deductible or taxable amounts and for net operating loss and tax credit carryforwards. A valuation allowance is then established to reduce the deferred income tax

                           CLEMCO, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


     assets to the level at which it is "more likely than not" that the tax benefits will be realized. Realization of tax benefits of deductible temporary differences and operating loss and tax credit carryforwards depends on having sufficient taxable income within the carryback and carryforward periods. Sources of taxable income that may allow for the realization of tax benefits include (1) taxable income in the current year or prior years that is available through carryback, (2) future taxable income that will result from the reversal of existing taxable temporary differences, and (3) future taxable income generated by future operations. Because of operating losses incurred by the Company in 1998 and 1997, the Company has recorded a valuation allowance to offset all of its deferred income tax assets. The net increase in the valuation allowance for the years ended December 31, 1998, 1997, and 1996 was $1,122,258, $965,056, and
     $49,882, respectively.

     As of December 31, 1998, the Company had net operating losses and research and experimentation credits available for carryforward of approximately $4,700,000 and $47,000, respectively, which expire at various times beginning in the year 2011. The utilization of these carryforwards in future years is limited due to restrictions imposed under Section 382 of the Internal Revenue Code regarding change in the ownership of the Company.

(7)  OTHER ACCRUED EXPENSES

     Other accrued expenses consist of the following at December 31, 1998 and 1997:

                                                                         1998              1997
                                                                    --------------    ------------
           Accrued commissions                                      $   41,145            74,803
           Accrued bonuses, vacations, and salaries                     42,377            45,376
           Accrued professional fees                                        --           140,000
           Accrued sales and use tax                                    73,500            32,129
           Accrued other                                                22,078             3,755
                                                                    --------------    ------------

                                                                    $  179,100           296,063
                                                                    ==============    ============

(8)  PREFERRED STOCK

     (a)  TERMS OF CONVERTIBLE PREFERRED STOCK

          The Series A, Series B, Series C, and Series D convertible preferred stock includes dividend rights which provide for the holders to be paid dividends at an annual rate of $.0511, $.085, $0.812, and $0.11 per share, respectively, on a quarterly basis when and if declared by the Company's Board of Directors. Such dividends are cumulative and accrue beginning two years from the original issue date for Series A and Series C convertible preferred stock and accrue beginning at the issuance date for Series B and Series D convertible preferred stock. The

                           CLEMCO, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


          Company is prohibited from paying dividends on its common stock until all accrued dividends in arrears have been paid on the convertible preferred stock.

          The holders of any series of convertible preferred stock are entitled to require the Company to redeem for cash one half of all the then outstanding shares and all accrued dividends thereon on or after December 14, 2003. One year from the receipt of the redemption notice, the holders may require the Company to redeem for cash the remaining half of the preferred shares outstanding, including accrued dividends. The redemption price is equal to the fair market value of the shares as established by the Company's Board of Directors. Prior to December 14, 1998, the Series A and Series B convertible preferred stock were entitled to receive a redemption price no less than the original invested amount plus a 10% compounded return on the invested amount less any preferred dividends declared and paid. However, the amended Articles of Incorporation effective with the Series D convertible preferred stock sale on December 14, 1998, provide that all series of convertible preferred stock are now entitled to receive a redemption price equal to fair market value but not less than the original invested amount.

          The Series A, Series B, and Series D convertible preferred stock also have liquidation rights which provide, upon liquidation of the Company, for the holders to be paid an amount equal to the original amount invested plus a 10% compounded annual return. The Series C convertible preferred stock liquidation right is equal to the original amount invested. Additionally, in the event of liquidation, the Series D convertible preferred stock is allowed to participate (on an as converted basis) with the common shareholders in the final distribution of funds which would occur after the Series A, Series B, Series C, and Series D distributions have been made. The convertible preferred stock is classified as voting. The holders of the convertible preferred stock may convert their shares into common stock at any time. The conversion price is equivalent to one share of common stock for each share of convertible preferred stock subject to adjustment for subsequent issuances of equity. The terms and conditions of the preferred stock purchase agreement include, among others, requirements for the Company to report financial information to the holder and visitation rights for the holder with respect to meetings of the Company's Board of Directors. Additionally, these terms and conditions also restrict the Company from purchasing its common stock, making certain investments, or entering into any agreement, commitment, or plan of merger, reorganization, or consolidation without the prior consent of the holder. The holders of the convertible preferred stock also received certain other rights including, but not limited to, certain registration rights with respect to their investment.

     (B)  SALES OF CONVERTIBLE PREFERRED STOCK

          On January 10, 1997, the Company sold 2,936,508 shares of the newly designated Series A convertible preferred stock for approximately $0.51 per share, resulting in net proceeds to the Company of $1,247,131 and the cancellation of notes payable and accrued interest totaling $253,425. The Company has reflected the accretion of discount as a charge to accumulated deficit.

                           CLEMCO, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


          On November 12, 1997, the Company sold 1,979,938 shares of the newly designated Series B convertible preferred stock for approximately $0.85 per share, resulting in net proceeds to the Company of $1,000,000 and the cancellation of notes payable and accrued interest totaling $682,947. The Company has reflected the accretion of discount as a charge to accumulated deficit.

          On May 14, 1998, the Company sold 416,667 shares of the newly designated Series C convertible preferred stock for approximately $1.20 per share, resulting in net proceeds to the Company of $500,000.

          On December 14, 1998, the Company sold 3,015,848 shares of the newly designated Series D convertible preferred stock for approximately $1.08 per share, resulting in net proceeds to the Company of $2,795,948 and the cancellation of notes payable and accrued interest totaling $454,052.

     (C)  PREFERRED STOCK WARRANTS

          In connection with notes payable issued in August 1997, the Company issued stock purchase warrants for the purchase of 116,647 of the Company's Series B convertible preferred stock, at an exercise price of $.85 per share, that had a fair value of approximately $30,000 on the date of issue. The warrants expire in November 2001. The Company has accounted for these warrants as interest expense and an addition to paid-in capital. The notes payable were canceled as a result of the sale of Series B convertible preferred stock described in note 8(b) above.

(9)  SHAREHOLDERS' DEFICIT

     (A)  AMENDMENTS TO THE ARTICLES OF INCORPORATION

          During 1998, the Company's Articles of Incorporation were amended to increase the number of authorized shares of capital stock that the Company can issue to 60,617,995 shares which includes authority to issue up to 50,000,000 shares of common stock, 3,000,000 shares of no par value Series A convertible preferred stock, 2,097,585 shares of no par value Series B convertible preferred stock, 416,667 shares of no par value Series C convertible preferred stock, and 5,103,743 shares of no par value Series D convertible preferred stock. The significant terms of the Series A, Series B, Series C, and Series D convertible preferred stock are described in note 8(a).

                           CLEMCO, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


     (B)  SHAREHOLDERS' AGREEMENT

          The Company is a party to a Shareholders' Agreement (the "Agreement") among certain common and preferred shareholders of the Company. The Agreement includes restrictions and requirements, including but not limited to providing the Company and other shareholders who are parties to the Agreement with a right of first refusal to purchase shares from common and preferred shareholders of the Company upon certain events as described in the Agreement. The Agreement also includes, among other terms, certain demand and piggyback registration rights.

     (C)  COMMON STOCK AWARD

          In January 1997, the Company's president was awarded 264,550 shares of common stock with a fair value of approximately $52,910. The Company recorded the fair value of the award as compensation expense.

     (D)  COMMON STOCK WARRANTS

          In connection with the settlement of a dispute with an unrelated third party, in July 1998, the Company issued stock purchase warrants for the purchase of 100,000 shares of the Company's common stock, at an exercise price of $1.20 per share, that had a fair value of approximately $32,000 on the date of issue. The warrants expire five years from the date of issuance. The Company has accounted for these warrants as professional services expense and an addition to paid-in capital.

          In connection with notes payable issued in November 1998, the Company issued stock purchase warrants for the purchase of 112,495 shares of the Company's common stock that had a fair value of approximately $64,100 on the date of issue. The Company has accounted for these warrants as interest expense and an addition to paid-in capital. The notes payable were canceled as a result of the sale of Series D convertible preferred stock described in note 8(b) above. 50,000 of the warrants have an exercise price of $.85 per share and expire five years from the date of issuance, and 62,495 of the warrants have an exercise price of $.01 per share and expire ten years from the date of issuance.

     (E)  STOCK OPTION PLAN

          The Company adopted a stock option plan (the "Plan") effective December 31, 1996 in which key employees or key persons such as advisors or consultants who have provided valuable services to the Company, as determined by the Board of Directors, are rewarded with either nonqualified or incentive stock options to acquire the Company's common stock. During 1998, the Company increased the number of shares available under the Plan from 670,000 to 1,184,714.

                           CLEMCO, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


          At December 31, 1998, there were 777,264 shares available for grant under the Plan. The following table summarizes option plan activity for the years ended December 31, 1998, 1997, and 1996:

                                                    1998                         1997                       1996
                                          -------------------------     -----------------------    ------------------------
                                                         WEIGHTED-                   WEIGHTED-                   WEIGHTED-
                                                         AVERAGE                     AVERAGE                     AVERAGE
                                                         EXERCISE                    EXERCISE                    EXERCISE
                                           SHARES         PRICE         SHARES        PRICE         SHARES        PRICE
                                          ----------    -----------     -------     -----------    ---------    -----------
       Outstanding at beginning of year    225,500      $   .52         131,500     $   .35         56,500      $  .13
       Granted                             327,700          .99         178,500         .61         75,000         .51
       Exercised                           (18,750)         .10              --          --             --          --
       Forfeited/canceled                 (145,750)         .71         (84,500)        .43             --          --
                                          ----------                    -------                    --------

       Outstanding at end of year          388,700          .86         225,500         .52        131,500         .35
                                          ==========                    =======                    ========
                                          ==========                    =======                    ========

       Weighted-average fair value of
           stock options granted                            .30                         .18                        .14


              The following table summarizes information about stock options outstanding and exercisable as of December 31, 1998:

                                       OPTIONS OUTSTANDING                                   OPTIONS EXERCISABLE
                -------------------------------------------------------------------    --------------------------------
                                     WEIGHTED-
                                       NUMBER           AVERAGE         WEIGHTED-          NUMBER           WEIGHTED-
                   RANGES OF       OUTSTANDING AT      REMAINING         AVERAGE       EXERCISABLE AT        AVERAGE
                   EXERCISE         DECEMBER 31,      CONTRACTUAL       EXERCISE        DECEMBER 31,        EXERCISE
                    PRICES              1998              LIFE            PRICE             1998              PRICE
                  ------------     ---------------    -------------    ------------    ---------------     ------------
                 $ .10 -.20            12,500              6.6         $   .16             10,625          $   .15
                   .21 -.51            50,500              8.3             .51              6,250              .51
                   .52 -.75           183,900              9.0             .75                 --               --
                   .76 - 1.20         141,800              9.6            1.20                 --               --
                                   -------------                                       ---------------

                   .10 - 1.20         388,700              9.1             .86             16,875              .29
                                   =============                                       ===============

          The per share weighted-average fair value of stock options granted was calculated using the Black Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%, expected volatility of 0%, risk-free interest rate of 6.3% and an expected life of five years.

          The Company applies the provisions of APB Opinion No. 25 in accounting for its stock option plan and, accordingly, no compensation cost has been recognized for stock options in the accompanying consolidated financial statements. Had the Company determined compensation cost based on the fair value of the options at the grant date, the Company's pro forma net loss would not have been significantly different from the actual net loss reflected in the accompanying statements of operations.

                           CLEMCO, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


     (F)  NOTE RECEIVABLE FROM EMPLOYEE FOR COMMON STOCK

          In November 1996, the Company issued 500,000 shares of common stock to an employee in exchange for a $100,000 nonrecourse note receivable secured by the underlying common stock. The note receivable bears no interest and is due in full in November 2000. The balance of the note was $86,667 and $100,000 at December 31, 1998 and 1997, respectively.


(10) COMMITMENTS

     (A)  OPERATING LEASE COMMITMENTS

          The Company leases office facilities and furniture and office equipment under operating leases expiring in 1999. Rental expense under all operating lease agreements for the years ended December 31, 1998, 1997, and 1996 was $236,366, $148,624, and $126,383,
          respectively. Minimum future annual rental payments under all noncancelable operating leases with remaining terms greater than one year is $76,985 for the year ending December 31, 1999 and none thereafter.

     (B)  OBLIGATION UNDER CONSULTING AGREEMENT

          In connection with the acquisition of Information Management, Inc. ("IMI"), the Company entered into a consulting agreement with the prior owner whereby the prior owner is entitled to payments equal to 1.5% of net revenues of the Company for the period January 1, 1995 through December 31, 1999. The minimum amount of such contingent payments over the term of the agreement is to be $250,000 and the maximum amount is to be $650,000. The Company recorded the minimum obligation under the consulting agreement of $250,000 as part of the purchase price related to the acquisition of IMI and has reduced such obligation for all payments made to the prior owner since the effective date of the acquisition which have been based upon 1.5% of net revenues. The outstanding amount due under the obligation was $144,633 and $177,928 at December 31, 1998 and 1997, respectively.


(11) EMPLOYEE BENEFIT PLAN

     The Company maintains a 401(k) plan (the "Plan") which covers all eligible full-time employees. The Company provided discretionary matching contributions to the Plan during the years ended December 31, 1998, 1997, and 1996 totaling $12,853, $8,823, and $9,228, respectively.

                           CLEMCO, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


(12) MAJOR CUSTOMERS

     For the year ended December 31, 1998, four customers accounted for 25%, 21%, 17%, and 11% of total revenues, respectively.

     For the year ended December 31, 1997, three customers accounted for 35%, 24%, and 13% of total revenues, respectively.

     For the year ended December 31, 1996, three customers accounted for 30%, 12%, and 10% of total revenues, respectively.

(13) SUBSEQUENT EVENT

     On April 27, 1999, the Company entered into an Agreement and Plan of Reorganization with ProBusiness Services, Inc., whereby the Company would be acquired by ProBusiness Services, Inc. under a transaction to be accounted for by the pooling-of-interests method. ProBusiness Services, Inc. would be the surviving company in the merger.